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                                                                   Exhibit 23.1

              Consent of Ernst & Young LLP Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of WavePhore, Inc. for the registration of 1,247,029 shares of its common stock and to the incorporation by reference therein of our reports (a) dated February 23, 1996, with respect to the consolidated financial statements of WavePhore, Inc. included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and (b) dated February 23, 1996, with respect to the financial statements of Mainstream Data, Inc. for the year ended December 31, 1995 included in WavePhore, Inc.'s Current Report on Form 8-K dated December 27, 1995 (as amended by Form 8-K/A filed on March 11, 1996), both filed with the Securities and Exchange Commission.

                                        Ernst & Young LLP

Phoenix, Arizona
September 27, 1996